LIMITED POWER OF ATTORNEY - SECURITIES LAW COMPLIANCE

The undersigned, as an officer of Neurocrine Biosciences, Inc. (the
"Corporation"), hereby constitutes and appoints, jointly and severally Kevin C.
Gorman, Matt Abernethy, and Darin Lippoldt, each of them, the undersigned's true and lawful attorney-in-fact and agent, each with the power of substitution for her in any and all capacities to complete and execute such Forms 144, advisable pursuant to Rule 144 promulgated under the Securities Act of 1933
(as amended) and Forms 3, 4, and 5 advisable pursuant to section 16 of the
Securities Exchange Act of 1934, and other forms as such attorney shall in his or her discretion determine to be required by the rules
and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of securities of the Corporation, and to do all acts necessary
in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the attorney shall deem appropriate.
The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agents shall do or cause to be done by virtue hereof.

This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 144, 3, 4, and 5 with repect to the undersigned's holdings of and transactions in securities issued by the company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or (c) as to any attorney-in-fact individually, until such attorney-in-fact shall no longer be employed by the company.

IN WITNESS WHEREOF, the undersigned has caused this Power Of Attorney to be executed this 10th day of February 2023.

/s/ Ingrid Dalaet